UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 07, 2007

POINT.360

(Exact name of registrant as specified in its charter)
California

 (State or other jurisdiction of incorporation)

0-21917	95-4272619
(Commission File Number)	(IRS Employer Identification No.)

2777 North Ontario Street, Burbank, CA	91504
(Address of principal executive offices)	(Zip Code)

(818) 565-1400

 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. ACQUISITION OR DISTRIBUTION OF ASSETS.

On March 7, 2007, Point.360 (the "Company") purchased all of the assets of Eden FX ("Eden") for approximately $2.2 million in cash and assumed liabilities. Terms of the acquisition agreement also provided for possible future payments if targeted earnings levels are achieved in 2007, 2008 and 2009. The initial payment was funded by borrowings under the Company's revolving credit facility.

Eden is an independent creator of computer generated visual effects for feature film, television and commercial advertising content.

The acquisition of Eden is not deemed to involve a significant amount of assets pursuant to the instructions to Item 2.01 of Form 8-K.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBITS
10.1 Asset Purchase Agreement dated March 7, 2007 among Point.360, Eden FX and the Shareholders of Eden FX.

99    Press release dated March 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Point.360
(Registrant)

Date: March 12, 2007	By:	/s/ Alan R. Steel
Alan R. Steel
Executive Vice President, Finance and Administration, Chief Financial Officer